UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 6, 2026
NOVELIS INC.
(Exact name of registrant as specified in its charter)

Canada	001-32312	98-0442987
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)
3550 Peachtree Road NE, Suite 1100
Atlanta, Georgia 30326
(Address of Principal Executive Offices)
(404) 760-4000
(Registrant's Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 6, 2026, Novelis Corporation (the “Company”), a wholly-owned subsidiary of the Parent, completed a financing transaction pursuant to which the Company entered into a Loan Agreement, dated as of March 1, 2026 (the “Loan Agreement”), with The Industrial Development Authority of Baldwin County (the “Issuer”), whereby the Issuer loaned $225 million in proceeds from the sale of Solid Waste Disposal Revenue Bonds (Novelis Corporation Project), Series 2026A, in the aggregate principal amount of $225 million (the “Bonds”), to the Company to finance a portion of the costs of the construction of the Company’s solid waste disposal facilities located in Baldwin County, Alabama. The Issuer issued the Bonds pursuant to an Indenture of Trust, dated as of March 1, 2026 (the “Indenture”), by and between the Issuer and Regions Bank, as the trustee (the “Trustee”).
The Bonds were sold at a price equal to 100% of the principal amount thereof. The Bonds will bear interest at 4.300% per annum, ending with a mandatory tender for purchase on March 1, 2033 (the “Mandatory Tender Date”). After the end of the initial term interest rate period on the Mandatory Tender Date, the Bonds may be converted to a variable (daily or weekly) interest rate period or may remain in a term interest rate period of the same or different duration. The interest rate on the Bonds will be reset at the end of each interest rate period. The Bonds will mature on March 1, 2056. Under the Loan Agreement, the Company will make semiannual interest payments on the outstanding principal of the Bonds on March 1 and September 1 of each year, with the first such interest payment due on September 1, 2026.
On the Mandatory Tender Date, and any other conversion date and on certain other dates specified in the Indenture, each holder of the Bonds is required to tender the Bonds held by it for purchase and the Bonds are required to be purchased by Wells Fargo Securities, LLC, as remarketing agent for the Bonds (the “Remarketing Agent”). After the Mandatory Tender Date, the Issuer, at the direction of the Company, may cause the Bonds to be remarketed by the Remarketing Agent. Funds for the payment of the purchase price of any Bonds so purchased will be paid from the proceeds of any such resale or, to the extent such funds are insufficient, from the proceeds of a letter of credit, if the Bonds bear interest at a variable interest rate and are supported by a letter of credit at such time, or from payments made by the Company pursuant to the Loan Agreement or by the guarantors named in the Guaranty (as hereinafter defined).
The Loan Agreement contains standard representations, covenants and events of default for transactions of this type. Events of default under the Loan Agreement include a failure to make any loan payment or purchase price payment when due and the failure to observe and perform other covenants, conditions, or agreements under the Loan Agreement or related note that continues for a period of 60 days after notice. The Company’s indebtedness under the Loan Agreement may be accelerated upon the occurrence of an event of default. Additionally, if there is a change of control triggering event, the Company would be required to offer to repurchase all outstanding Bonds at a price of 101% of the principal amount, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date. Any default under the agreements governing the Company and Parent's agreements governing indebtedness, including a default under the indentures governing the Company’s senior notes and under their senior secured credit facilities that is not waived or cured during the applicable cure period, the obligations under the Bonds and the Loan Agreement could be accelerated.
The Bonds are guaranteed, jointly and severally, by the Parent and certain of Parent’s subsidiaries that guarantee the Company’s current outstanding senior unsecured notes pursuant to a Guaranty Agreement, dated as of March 6, 2026 (the “Guaranty”). Pursuant to the Guaranty, each guarantor will guarantee to the Trustee for the benefit of the owners and beneficial owners of such Bonds the full and prompt payment of (i) the principal of and redemption premium, if any, on such Bonds when and as the same become due; (ii) the interest on the Bonds when and as the same becomes due; (iii) the purchase price of such Bonds tendered or deemed tendered for purchase pursuant to the Indenture; and (iv) all loan payments and purchase price payments due or to become due from the Company under the Loan Agreement with respect to such Bonds (collectively, the “Guaranteed Obligations”). The obligations of each guarantor under the Guaranty will remain in full force and effect until the entire principal payment of, redemption premium, if any, and interest on or purchase price of the Bonds have been paid or provided for according to the terms of the Indenture and all other Guaranteed Obligations have been paid and satisfied in full.

The Bonds were not and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or under any state or other securities laws, and the Bonds will be issued pursuant to an exemption therefrom, and may not be offered or sold within the United States (the “U.S.”), or to or for the account or benefit of any U.S. Person, absent registration or an applicable exemption from registration requirements. This Current Report on Form 8-K does not constitute an offer to sell any securities or a solicitation of an offer to purchase any securities.
The Bonds were issued as tax-exempt bonds. If the Company or the Issuer do not comply with certain of their respective covenants under the Indenture, the Loan Agreement or the Tax Certificate, as applicable, or if certain representations or warranties made by the Company in the Loan Agreement or in certain related certificates are false, then the interest on the Bonds may become includable in gross income for federal income tax purposes retroactively to the date of original issuance of the Bonds. If the Bonds are declared to be taxable or the Loan Agreement is determined to be invalid, the Indenture provides that the Bonds are subject to mandatory redemption within 60 days thereafter at a redemption price equal to 100% of the principal amount thereof, without premium, plus accrued interest to the date of redemption.
The foregoing descriptions of the Loan Agreement and the Guaranty do not purport to be complete and are qualified in their entirety by reference to the full text of the Loan Agreement and the Guaranty, copies of which are filed as Exhibits 4.1 and 4.2 hereto, respectively, and incorporated by reference herein.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.
Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
4.1	Loan Agreement, dated as of March 1, 2026, between Novelis Corporation and The Industrial Development Authority of Baldwin County
4.2	Guaranty Agreement, dated as of March 6, 2026, by the guarantors named therein, in favor of Regions Bank, as trustee
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVELIS INC.
Date: March 10, 2026	By:	/s/ Chirag Shah
Name: Chirag Shah
Title: Interim Chief Legal Officer and Secretary